Exhibit 99.1

For Immediate Release

Media Contact:
Erin Leventhal
Kintera Inc.
erin.leventhal@kintera.com
Office: 858-795-8979

Kintera Reports Second Quarter 2007 Financial Results

SAN DIEGO – Aug. 9, 2007 – Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported financial results for its second quarter ended June 30, 2007.

Revenue for the second quarter 2007 was $12.8 million, which is an increase of 12 percent compared to $11.4 million for the same period last year. Second quarter revenue exceeded the guidance provided during last quarter’s financial results call.

On a GAAP basis, net loss for the quarter was $2.8 million, or $0.07 per diluted share, which is an improvement of 66 percent or $0.16 per diluted share, compared with a net loss of $8.4 million, or $0.23 per diluted share, for the same period last year.

Earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and restructuring charges (adjusted EBITDA) was a loss of $667,000 or $0.02 per share, in the second quarter of 2007, compared to a loss of $5.9 million, or $0.16 per share, in the second quarter of 2006. This is an improvement of approximately 89 percent or $0.14 per share year-over-year.

“Kintera has made improvements in its business fundamentals and is continuing to focus on delivering value and service to nonprofits while creating momentum that will help the company reach its potential,” said Richard N. LaBarbera, Kintera CEO. “We will continue to do what is best for Kintera clients, employees, shareholders, partners and community.”

Operating expenses for the second quarter 2007 totaled $12.6 million. This is a decrease of approximately 24 percent, from $16.5 million in the second quarter 2006.

Cash, cash equivalents and marketable securities at June 30, 2007 were $12.0 million.

Kintera Business Highlights:

•

The company announced that it is opening up its platform to enable developers and partners to integrate directly with Kintera technology, bringing best of breed solutions to the nonprofit community. Kintera Connect™ will give nonprofits the power to choose the best applications to meet their needs. To date, over 20 partners in the enterprise and nonprofit arenas have joined the Kintera Connect Partner Program.

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

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In continuing efforts to ensure the delivery of world-class system architecture and performance, the company will activate an additional state-of-the-art data center later this summer. The additional data center houses more powerful processors and will allow for future expansion, redundancy, and scalability.

•

The company has also taken steps to improve the speed and reliability of its platform by using solutions designed to accelerate the delivery of content and applications online. Enhancements such as this will ensure that Kintera applications are delivered with high performance automatically to all clients regardless of their location. By leveraging acceleration solutions, Kintera’s clients will benefit from faster access to Kintera applications and enhanced performance. This is an example of the best practices Kintera has adopted to further innovate and improve its technology platform.

•

Kintera has made adjustments to its support and billing structures to better meet the demands of clients. To help clients reduce overall costs and to provide for better planning and budgeting, Kintera eliminated most usage overages and all support overages. In addition, Kintera is offering free online training to help clients reach more people, raise more money, and run more efficiently.

Earnings Call

Kintera will host a conference call and slide presentation on Thursday, Aug. 9, 2007 at 1:45 p.m. PDT to discuss the company’s financial results and forecast. The conference call can be accessed by dialing toll-free 888.679.8034 (617.213.4847 for international calls), using conference code 93929516. A live Webcast slide presentation and replay of the call via the Internet will be available at www.kintera.com/webcasts.

KNTA-F

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, and The Giving Experience are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of August 9, 2007, and expressly disclaims any duty to update information contained in this press release.

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, including anticipated expense reductions, and the growth in the market for Kintera’s services.

These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, adjusted EBITDA per share, and operating expenses and net losses excluding restructuring charges, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash and non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2007	March 31, 2007	December 31, 2006

Cash, cash equivalents and marketable securities	$12,036	$14,772	$18,932
Restricted cash	4,813	6,271	15,381
Accounts receivable, net	5,889	5,916	6,346
Other current assets	1,668	1,526	1,290

Total current assets	24,406	28,485	41,949
Property and equipment, net	3,215	3,228	3,521
Goodwill, intangibles and other	17,143	17,723	19,751

Total assets	$44,764	$49,436	$65,221

Donations payable	$4,813	$6,271	$15,381
Deferred revenue	16,892	18,001	17,748
Accounts payable and other current liabilities	5,592	6,332	5,981

Total current liabilities	27,297	30,604	39,110
Other liabilities	810	654	509
Stockholders’ equity	16,657	18,178	25,602

Total liabilities and stockholders’ equity	$44,764	$49,436	$65,221

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Net loss	$(2,808)	$(8,354)	$(11,071)	$(18,209)
Interest income and other, net	(240)	(175)	(526)	(491)
Depreciation and amortization	1,183	1,472	2,553	2,907
Income taxes	115	—	233	—
Stock-based compensation	1,245	1,205	2,082	2,432
Restructuring charges	(162)	—	2,282	—

Adjusted EBITDA	$(667)	$(5,852)	$(4,447)	$(13,361)

Adjusted EBITDA per share	$(0.02)	$(0.16)	$(0.11)	$(0.38)

Weighted average shares - basic and diluted	39,881	35,723	39,860	35,618

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Cash Used in Operating Activities to Free Cash Flow Excluding Net Working Capital

Inflows (Outflows) and Purchase of Property and Equipment

(in thousands)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2007	March 31, 2007	June 30, 2007
Cash used in operating activities	$(1,873)	$(3,721)	$(5,594)
Capital expenditures and software capitalization	(743)	(348)	(1,091)

Free cash flow	(2,616)	(4,069)	(6,685)
Changes in current assets and current liabilities
Accounts receivable	123	634	757
Prepaid expense and other current assets	(253)	418	165
Deferred costs	105	(243)	(138)
Accounts payable and accrued expenses	153	(1,073)	(920)
Accrued employee benefits	(737)	1,112	375
Donations payable to customers	(1,458)	(9,110)	(10,568)
Restricted Cash	1,458	9,110	10,568
Deferred revenue	(856)	253	(603)

Net working capital inflows (outflows)	$(1,465)	$1,101	$(364)
Purchase of property and equipment	(515)	(50)	(565)

Free cash flow excluding net working capital outflows and purchase of property and equipment	$(636)	$(5,120)	$(5,756)

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to Net Loss Excluding Restructuring Charges

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Net loss	$(2,808)	$(8,354)	$(11,071)	$(18,209)
Restructuring charges	(162)	—	2,283	—

Net Loss Excluding Restructuring Charges	$(2,970)	$(8,354)	$(8,788)	$(18,209)

Net Loss Excluding Restructuring Charges per share	$(0.07)	$(0.23)	$(0.22)	$(0.52)

Weighted average shares—basic and diluted	39,881	35,723	39,860	35,618

Kintera, Inc.

Reconciliation of GAAP Operating Expenses to Operating Expenses Excluding Restructuring Charges

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Total operating expenses	$12,563	$16,482	$28,768	$33,552
Restructuring charges	162	—	(2,283)	—

Total Operating Expenses Excluding Restructuring Charges	$12,725	$16,482	$26,485	$33,552

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

Kintera Reports Second Quarter 2007 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Net revenue	$12,793	$11,382	$23,514	$21,295
Cost of revenue	3,163	3,429	6,110	6,443

Gross profit	9,630	7,953	17,404	14,852
Gross margin	75%	70%	74%	70%
Sales and marketing	5,453	6,678	11,083	13,662
Product development and support	1,519	2,329	3,251	5,225
General and administrative	5,180	6,729	10,845	13,142
Amortization of purchased intangibles	573	746	1,306	1,523
Restructuring charges	(162)	—	2,283	—

Total operating expenses	12,563	16,482	28,768	33,552

Operating loss	(2,933)	(8,529)	(11,364)	(18,700)
Interest income (expense) and other, net	240	175	526	491

Loss before income taxes	(2,693)	(8,354)	(10,838)	(18,209)
Provision for income taxes	115	—	233	—

Net loss	$(2,808)	$(8,354)	$(11,071)	$(18,209)

Basic and diluted net loss per share	$(0.07)	$(0.23)	$(0.28)	$(0.52)

Weighted average shares—basic and diluted	39,881	35,723	39,860	35,618

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com